UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

IRADIMED CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

IRADIMED CORPORATION
1025 Willa Springs Drive, Winter Springs, FL 32708

April 27, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of IRADIMED CORPORATION, which will be held on Friday, June 10, 2022, 10:00 am, local time, at 1025 Willa Springs Drive, Winter Springs, Florida 32708, the location of our offices.

The matters to be voted on at the meeting are listed in the accompanying notice of the Annual Meeting and are described in more detail in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting.  The Proxy Statement explains more about proxy voting, so please read it carefully.

We thank you for your continued support and we look forward to the Annual Meeting.

Sincerely,

/s/ Roger Susi
Roger Susi
Chairman of the Board, President and Chief Executive Officer

IRADIMED CORPORATION
1025 Willa Springs Drive, Winter Springs, FL 32708

Notice of Annual Meeting of Stockholders

to be held on Friday, June 10, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of IRADIMED CORPORATION will be held on Friday, June 10, 2022, 10:00 am, local time, at 1025 Willa Springs Drive, Winter Springs, Florida 32708.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect the following persons to serve as directors:

Roger Susi
Monty Allen
Anthony Vuoto, and
James Hawkins

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022;

3.	To approve, on a non-binding advisory basis, the compensation of the named executive officers;

4.	To vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully. The board of directors recommends a vote “FOR” the director nominees listed in Proposal 1, “FOR” Proposal 2, 3 and “EVERY YEAR” on Proposal 4.

The Board of Directors has fixed the close of business on April 14, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponement thereof.

It is important that your shares be represented at the 2022 Annual Meeting of Stockholders regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.

If you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

By order of the Board of Directors,

/s/ Roger Susi
Roger Susi
Chairman of the Board, President and Chief Executive Officer

April 27, 2022

This Proxy Statement, dated April 27, 2022, is going to be first mailed to stockholders of IRADIMED CORPORATION on or about May 5, 2022.

Important Notice Regarding Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on

Friday, June 10, 2022 at 1025 Willa Springs Drive, Winter Springs, Florida 32708:

Iradimed Corporation’s Notice of Annual Meeting of Stockholders, Proxy Statement,

and 2021 Annual Report to Stockholders are available at www.iradimed.com and at www.proxyvote.com.

PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS

IRADIMED CORPORATION (“we,” “us,” “our,” “IRADIMED,” or the “Company”) is providing this Proxy Statement and related proxy materials in connection with the 2022 Annual Meeting of Stockholders of IRADIMED CORPORATION (the “Annual Meeting”).  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting is being held at 1025 Willa Springs Drive, Winter Springs, Florida 32708, at 10:00 am, local time on Friday, June 10, 2022.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of IRADIMED CORPORATION common stock, par value $0.0001 per share (“Common Stock”), at the close of business on April 14, 2022, the record date for the Annual Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the Annual Meeting (the “Meeting Notice”), and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Meeting Notice, Proxy Statement, Annual Report, and form of proxy are expected to be mailed to stockholders and available at www.iradimed.com and at www.proxyvote.com on or about May 5, 2022.

As of the close of business on the Record Date, there were 12,560,656 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the Annual Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the Annual Meeting, there are a total of 12,560,656 possible votes with respect to the outstanding shares of capital stock entitled to vote at the Meeting.

Q:	Who can attend the Annual Meeting?

A:	Admission to the Annual Meeting is limited to:

•	stockholders as of the close of business on the Record Date, April 14, 2022;

•	holders of valid proxies for the Annual Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	Is there electronic access to the proxy materials and Annual Report?

A:	Yes. The materials will be available, as of the date they were first mailed to our stockholders, at www.iradimed.com and at www.proxyvote.com.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in “street name.”

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold your shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the Annual Meeting?

A:	The presence in person or by proxy of a majority in voting interest of the shares entitled to vote at the Annual Meeting constitutes a quorum. Your shares will be counted as present at the Annual Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the Annual Meeting?

A:	The stockholders will vote on the following proposals:

•	Proposal 1. Election of Directors. To elect four members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, including Roger Susi, our President and Chief Executive Officer, who, if so elected, will be appointed by the Board to serve as Chairman of the Board, Monty Allen, Anthony Vuoto, and James Hawkins.

•	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

•	Proposal 3. Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers. To approve a non-binding advisory resolution on the compensation of the Company’s named executive officers as reported in this Proxy Statement, commonly referred to as a “say-on-pay” resolution.

•	Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. To vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 should occur every year, every two years, or every three years.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. Each of the four nominees who receive the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected.

•	Proposal 2. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, RSM US LLP, will be ratified upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

•	Proposal 3. Approval of Advisory Resolution on Named Executive Officer Compensation. The advisory vote to approve of the resolution on the compensation of the Company’s named executive officers is advisory in nature and has no binding effect on us or our Board. Although the vote is non-binding, our Board will review the voting results in connection with the evaluation of the Company’s compensation program.

•	Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The advisory vote on the frequency of future advisory votes on executive compensation is also non-binding on us and our Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. The choice receiving the greatest number of votes will be the stockholders’ selection. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

•	“FOR” the four directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

•	“FOR” the ratification of RSM US LLP as the Company’s independent registered public accounting firm;

•	“FOR” the approval of the non-binding advisory resolution on named executive officer compensation; and

•	“FOR” EVERY YEAR for the frequency of future stockholder advisory votes on executive compensation.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708, Attention: Chris Scott, Corporate Secretary, or by submitting another proxy card before the conclusion of the Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

•	Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•	Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”), approval of the advisory resolution on named executive officer compensation (“Proposal 3”), and advisory vote on the frequency of future advisory votes on executive compensation (“Proposal 4”) are considered to be non-routine matters under applicable rules. The confirmation of RSM US LLP as the Company’s independent registered public accounting firm (“Proposal 2”) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1, Proposal 3, and Proposal 4.

Q:	Could other matters be decided at the Annual Meeting?

A:	As of the date of the filing of this Proxy Statement, we were not aware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders for the Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We will incur and bear all expenses connected with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by email, telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. We do not intend to engage a proxy solicitation firm to assist us in soliciting proxies.

Q:	What are the implications of being a “smaller reporting company?”

A:	We are a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (or the “Exchange Act”). As a smaller reporting company, we are permitted to provide in this Proxy Statement scaled disclosures. Under such scaled disclosures, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain tabular and narrative disclosures relating to executive compensation.

Q:	What should I do if I have questions regarding the Annual Meeting?

A:	If you have any questions about the Annual Meeting, would like to obtain directions to be able to attend the Annual Meeting and vote in person, or would like additional copies of any of the documents referred to in this Proxy Statement, you should call us at (407) 677-8022.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

General

At the Annual Meeting, a board of four directors will be elected, each to hold office until a succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees is contained in this Proxy Statement. Roger Susi, Monty Allen, Anthony Vuoto, and James Hawkins are incumbent directors of the Company.

Vote Required for Approval

The four nominees receiving the highest number of votes will be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE REAPPOINTMENT OF
RSM US LLP.

Our stockholders are being provided the opportunity to ratify the Board’s appointment of RSM US LLP as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2022.

General

Our Audit Committee of the Board of Directors has appointed RSM US LLP to examine our financial statements for 2022. The selection of RSM US LLP as the independent registered public accounting firm for 2022 is being presented to our stockholders for ratification at the Annual Meeting. Representatives of RSM US LLP are expected to be present at the Annual Meeting.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to our company for professional services rendered by our independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees	$206,000	$201,000
Audit-Related Fees	—	15,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$206,000	$216,000

Audit Fees. Consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the Securities and Exchange Commission (“SEC”) and other services that are normally provided by our independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are the fees billed for the assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For the year ended December 31, 2020, audit related fees consist of fees billed for professional services rendered in connection with the Company’s Registration Statement filings on Form S-3 and Form S-8.

Tax Fees. These are the fees billed for professional services with respect to tax compliance, tax advice, and tax planning. There were no tax fees billed during the years ended December 31, 2021 or 2020.

All Other Fees. These are fees billed for any other products and services not classifiable under the other categories listed in the table above. There were no other fees billed during the years ended December 31, 2021 or 2020.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee Charter, initially adopted on April 14, 2014, and as amended from time to time, requires the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. All of the services and fees since the adoption of our Audit Committee Charter, as amended, were reviewed and approved by our Audit Committee before the respective services were rendered.

Vote Required for Approval

The foregoing Proposal 2 will be approved upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of RSM US LLP as its independent registered public accounting firm for fiscal year 2022.

PROPOSAL 3

APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

General

In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. This advisory vote, commonly known as a “say-on-pay” vote, gives our stockholders an opportunity to express their views on our named executive officers’ compensation.

We urge stockholders to read the “Executive and Director Compensation” section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narratives included therein, which provide detailed information on the compensation of our named executive officers.

Board Recommendation

We are asking our stockholders vote “FOR” the following resolution:

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board, however the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “EVERY YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

General

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation in the nature reflected in Proposal 4 should occur every year, every two years, or every three years.

Board Recommendation

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time. Voting every year, rather than every two or three years, will provide stockholders the opportunity to annually express their views on the Company’s executive compensation, such that the Company and the Compensation Committee can consider stockholder input and make adjustments, if deemed appropriate, each year.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, our current directors, and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of April 27, 2022 are as follows:

Name	Age	Position(s)
Roger Susi	68	Chairman of the Board, President and Chief Executive Officer, Director, director nominee, and Chairman of the Board nominee
Chris Scott	51	Chief Financial and Operating Officer, and Corporate Secretary
Monty Allen	69	Director and director nominee
Anthony Vuoto	71	Director and director nominee
James Hawkins	66	Director and director nominee

Information Concerning Directors and Nominees

Roger Susi. Nominee. Mr. Susi is the founder of our Company and has served as a member of our Board since inception. Mr. Susi served as our President and Chief Executive Officer from inception until August 2019, when he took the role of Chief Technology Officer. In May 2020, Mr. Susi resumed his duties as the Company’s President and Chief Executive Officer. He has over 40 years of management experience in the medical device industry, including as a founder, Chairman and Chief Executive Officer of Invivo Research Inc., a medical device company and the predecessor to Invivo Corporation, which established MRI-safe patient monitoring. Mr. Susi served as a director of Invivo Corporation from 1998 through 2000 and as President of Invivo Research Inc., from 1979 through 1998. Mr. Susi is a biomedical engineer and received a B.S. in Biomedical Engineering from Case Western Reserve University in 1977. We believe Mr. Susi’s extensive experience in the medical device industry and intimate knowledge of our Company as one of our founders qualify him to serve as Chairman of our Board.

Monty Allen. Nominee. Mr. Allen has served as a member of our Board since January 2014. Mr. Allen served as Chief Financial Officer, Secretary and Treasurer of LENSAR, Inc., a medical device business from 2005 through 2011 and continued to serve LENSAR in other capacities until 2016. From 2011 to present, Mr. Allen has served several other businesses as a consultant. Mr. Allen has more than 40 years of accounting and finance experience including service as Chief Financial Officer of three publicly held companies in biotech, medical and optical technologies. Mr. Allen is a licensed CPA in Florida. Mr. Allen received a B.S. in Accounting, Finance and Multinational Business from Florida State University in 1974 and an M.B.A. in General Management from Harvard University in 1978. We believe that Mr. Allen’s experience and expertise in the fields of accounting and finance qualify him to serve on our Board.

Anthony Vuoto. Nominee. Mr. Vuoto was appointed to our Board in March 2016.  From 2009 to February 2016, Mr. Vuoto was General Manager of Retail Payment Solutions at U.S. Bank. Throughout his career, Mr. Vuoto has held senior leadership positions in several financial institutions and has focused on operations, treasury, investor relations, business development, financial planning, and reporting. Mr. Vuoto received an A.B. in Economics from Princeton University in 1973 and an M.B.A. in Finance from the Wharton Graduate School of Business in 1975. We believe that Mr. Vuoto’s experience and expertise in the fields of strategy and organizational development qualifies him to serve on our Board.

James Hawkins. Nominee. Mr. Hawkins previously served on our Board from 2013 to 2016 and was re-elected to serve on our Board in 2019. From 2004 to 2018, Mr. Hawkins was the President and Chief Executive Officer of Natus Medical, Inc., a leading manufacturer of medical devices and software and a service provider for the newborn care, neurology, sleep, hearing and balance markets. Currently, he serves as a director of OSI Systems, Inc. Prior to Natus, Mr. Hawkins was President, Chief Executive Officer, and a Director of Invivo Corporation, a provider of MRI-safe patient monitoring and the Chief Financial Officer of Sensor Control Corporation. Mr. Hawkins earned his undergraduate degree in Business Commerce from Santa Clara University and holds an M.B.A. from San Francisco State University. In addition to his direct management experience in the medical device area, Mr. Hawkins has extensive investor contacts and experience with the public markets, which we believe qualifies him to serve on our Board.

Information Concerning Executive Officers Who are Not Directors

Chris Scott. Mr. Scott served as our Chief Financial Officer and Corporate Secretary from December 2013 to June 2021. From July 2021 to present, Mr. Scott has served as our Chief Financial and Operating Officer, and Corporate Secretary. Mr. Scott has extensive experience in finance, accounting, and operations. Mr. Scott held a management position at Darden Restaurants, Inc., from 2010 to 2013, where he provided accounting and reporting oversight. From 2002 to 2010, Mr. Scott served as an auditor and senior manager at KPMG LLP. Mr. Scott received a B.S. in Accounting from the University of Central Florida in 2002.

Corporate Governance

Board Leadership Structure. In keeping with good corporate governance practices, we maintain a majority of independent directors and our committees are comprised solely of independent directors. We do not require our Chairman of the Board to be an independent director. Currently, Mr. Susi serves as the Chairman of the Board and Chief Executive Officer. With Mr. Susi’s deep knowledge of our industry, products and responsibility for the Company’s day-to-day leadership and performance, the Board believes this leadership structure is in the best interest of the Company and its stockholders. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interest of the Company and its stockholders.

Board Role in Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through two standing Board committees (Audit and Compensation) that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and medical regulatory risk exposures, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which financial accounting and reporting risk assessment and management is undertaken, monitor compliance with related legal and regulatory requirements, and oversee the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Independence. The Board makes an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence. We deem that Mr. Susi is not independent as that term is defined by NASDAQ 5605(a)(2) because Mr. Susi serves as our President and Chief Executive Officer. We deem that Monty Allen, Anthony Vuoto, and James Hawkins are independent as that term is defined by NASDAQ 5605(a)(2).

Director Nominations. Our Board does not have a standing nominating committee. As opposed to delegating such functions to a sub-group of the Board, it has been the Company’s preference to involve all of the Board members in the nomination process. All of the members of the Board consider and recommend candidates for election to the Board and nominees for committee memberships and committee chairs. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity, and sound business judgment. The Board seeks individuals from backgrounds of relevant industry and strategic experience that, in concert, offer us and our stockholders varied opinions and insights in the areas most important to us and our corporate mission. We do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Board Diversity Matrix (As of April 27, 2022)
Total number of directors	4
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	4		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	—	4		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information, and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying candidates, the Board may also seek input from our executive officers and consider recommendations by employees, business and industry contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Executive Sessions. Non-management directors may meet in executive sessions without our management. Non-management directors are those directors who are not also our executive officers and include directors, if any, who are not independent by virtue of the existence of a material relationship with our company. Executive sessions are led by our audit committee chairman. An executive session is sometimes held in conjunction with regularly scheduled audit committee meetings and other sessions may be called by the audit committee chairman in his own discretion or at the request of the Board of Directors.

The Board and Board Committees

The Board. The Board met eight times during 2021, four of which were regularly scheduled meetings and four of which were special meetings. During 2021, Messrs. Susi, Allen and Vuoto attended 100% of the Board meetings and Mr. Hawkins attended 88% of the Board meetings. Directors are not required to attend annual meetings of our stockholders, however, Messrs. Susi and Allen attended the 2021 annual meeting.

Board Committees. Our Board includes an Audit Committee and a Compensation Committee. Our Audit and Compensation Committees are comprised solely of independent board members. The Audit Committee held 12 meetings during 2021, all of which were regularly scheduled meetings. The Compensation Committee held 4 meetings during 2021, all of which were regularly scheduled meetings.

Audit Committee. Our Audit Committee currently consists of Mr. Allen, who is the chair of the Committee, Mr. Vuoto and Mr. Hawkins, each of whom has been determined by our Board to be independent in accordance with NASDAQ and SEC standards. Mr. Allen is an “audit committee financial expert” as the term is defined under the SEC regulations. The Audit Committee operates under a written charter, which is available in the Governance section of the Investors page on our website, which is located at www.iradimed.com. The functions of the Audit Committee include:

•	overseeing our evaluation and engagement of independent registered public accountants;

•	reviewing our audited financial statements and discussing them with the independent registered public accountants and our management;

•	meeting with the independent registered public accountants, our management and internal auditors to consider the adequacy and effectiveness of our internal controls over financial reporting; and

•	reviewing our financial plans, reporting recommendations to our full Board for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel may meet with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. Our Compensation Committee currently consists of Mr. Vuoto, who is chairman of the committee, Mr. Allen and Mr. Hawkins, each of whom have been determined by our Board to be independent in accordance with NASDAQ standards. The Compensation Committee operates under a written charter, which is available in the Governance section of the Investors page on our website, which is located at www.iradimed.com. The functions of the Compensation Committee include:

•	reviewing and, if deemed appropriate, recommending to our Board policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending to the Board the compensation of our executive officers; and

•	advising and consulting with our officers regarding managerial personnel and development.

Roles of Compensation Consultants in Determining Executive Compensation

The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in designing and administering our executive compensation programs. As noted below, in April 2019, in connection with its review of the compensation of several Company executive officers, the Compensation Committee directly engaged Korn Ferry to conduct a market study, which included a review and analysis of cash and equity compensation of those Company executive officers relative to a group of peer companies. The Compensation Committee reviewed and considered such market data in establishing the compensation arrangements entered into with those Company executive officers. During 2021, no compensation consultants were engaged.

In 2019, the Compensation Committee evaluated the relationships among the Company, the Compensation Committee and Korn Ferry, taking into account the following six factors: (i) the provision of other services to the Company by Korn Ferry, if any; (ii) the amount of fees received from the Company by such consultant, as a percentage of its total revenue; (iii) the policies and procedures of such consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationships of such consultant with a member of the Compensation Committee; (v) any Company stock owned by such consultant; and (vi) any business or personal relationships of such consultant with any of the Company’s executive officers, and determined that no conflicts of interest had been raised by the work performed by such consultant in making recommendations relating to the Company’s executive compensation.

Family Relationships.

There are no family relationships among the individuals comprising our Board and executive officers.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if the informational and other requirements set forth in our bylaws are met. The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. To submit a recommendation for a nomination, a stockholder must write to the Company’s Corporate Secretary, at our principal office, Attention: Chris Scott, Corporate Secretary.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708, Attention: Chris Scott, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Corporate Responsibility

Code of Ethics and Conduct.

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.iradimed.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

Anti-Hedging Policy.

Our Board adopted an Insider Trading Policy, applicable to all of our executives, directors and employees. The policy prohibits our executives, directors and employees from purchasing certain financial instruments, such as collars and forward contracts or engaging in other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances.

In April 2019, the Compensation Committee, with assistance from its compensation consultant, Korn Ferry, reviewed the base salaries, cash incentives and equity compensation of certain Company executive officers, as well as other key terms of their employment, including compensation and benefits to which they would be entitled in the event of a change in control. Based on such review, the Compensation Committee determined that it was appropriate to establish new compensation arrangements for such officers, which took effect in February 2020.

Summary Compensation Table

The following table sets forth total compensation earned by our named executive officers, who are comprised of our principal executive officer and our next two most highly compensated executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	Stock Awards(1)		All Other Compensation		Total
		($)		($)	($)	($)		($)		($)
Roger Susi(2)	2021	307,944		307,327	—	—		—		615,271
President and Chief Executive Officer	2020	289,931		144,966	—	—		—		434,897

Leslie McDonnell
President and Chief Executive Officer(3)	2020	576,923	(4)	—	—	—		47,234	(5)(10)	624,157

Chris Scott(6)	2021	326,101		228,960	—	588,971	(7)	11,600	(10)	1,155,632
Chief Financial and Operating Officer	2020	260,115		68,750	—	275,403		11,400	(10)	615,668

Randy Waddell(8)
VP of Worldwide Sales and Marketing	2021	340,458	(8)	132,500		262,151	(9)	9,772	(10)	744,881

MaryBeth Smith	2021	34,873		—	—	—		1,395	(10)	36,268
VP of Worldwide Sales(11)	2020	227,885		—	—	262,663		27,226	(10)(11)	517,774

Brent Johnson
Executive VP of Worldwide Sales and Marketing(12)	2020	78,920		—	—	—		7,131	(10)	86,051

(1)	This amount reflects the aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Mr. Susi served as our President and Chief Executive Officer from inception to July 2019, when he was appointed Chief Technology Officer. In May 2020, Mr. Susi resumed his duties as President and Chief Executive Officer.
(3)	Ms. McDonnell served as our President and Chief Executive Officer from July 2019 to May 2020.
(4)	Amount includes $400,000 pursuant to the Confidential Separation Agreement and General Release resulting from Ms. McDonnell’s separation from the Company in May 2020.
(5)	Amount includes $8,070 of the Company’s matching contributions to Ms. McDonnell’s contributions to her 401(k) retirement plan, and $39,164 related to Ms. McDonnell’s health benefits under COBRA pursuant to the Confidential Separation Agreement and General Release.
(6)	On July 8, 2021, Mr. Scott was appointed to serve the Company as its Chief Financial and Operating Officer. Prior to this appointment, Mr. Scott served as the Company’s Chief Financial Officer.
(7)	This amount represents three separate stock awards. The first award consists of 5,084 Restricted Stock Units (“RSUs”), granted pursuant to Mr. Scott’s appointment as the Company’s Chief Financial and Operating Officer, with a grant date fair value of $149,978. This award vests evenly over four years. The second award consists of 4,143 RSUs with a grant date fair value of $199,983 and will vest 100 percent on the third anniversary of the grant date. The third award of this stock award consists of 4,143 Performance-Based Restricted Stock Units (“PSUs”) with a grant date fair value of $239,010. Payout of the PSUs for the performance measurement period ending December 7, 2024, will be based on the Company’s total shareholder return compared to a pre-defined peer group. For purposes of the PSU award, total shareholder return is calculated as the share price at the end of the performance period, including the reinvestment of dividends during the performance period, as compared to the share price at the beginning of the performance period. The share payout range will be between 0 percent and 200 percent, depending on the Company’s performance against the peer group.

(8)	On July 19, 2021, Mr. Waddell was appointed to serve the Company as its Vice President, Worldwide Sales and Marketing. Included in Mr. Waddell’s salary is $154,045 of sales commissions, all of which was earned prior to his appointment to serve as the Company’s Vice President, Worldwide Sales and Marketing.
(9)	This amount represents three separate stock awards. The first award consists of 3,710 RSUs, granted pursuant to Mr. Waddell’s appointment as the Company’s Vice President, Worldwide Sales and Marketing, with a grant date fair value of $124,990. This award vests evenly over four years. The second award consists of 1,295 RSUs with a grant date fair value of $62,510 and will vest 100 percent on the third anniversary of the grant date. The third award of this stock award consists of 1,294 PSUs with a grant date fair value of $74,651. Payout of the PSUs for the performance measurement period ending December 7, 2024, will be based on the Company’s total shareholder return compared to a pre-defined peer group. For purposes of the PSU award, total shareholder return is calculated as the share price at the end of the performance period, including the reinvestment of dividends during the performance period, as compared to the share price at the beginning of the performance period. The share payout range will be between 0 percent and 200 percent, depending on the Company’s performance against the peer group.
(10)	This amount includes our matching contributions to the executive officer’s contributions to their respective 401(k) retirement plans.
(11)	Ms. Smith was appointed Vice President of Worldwide Sales in January 2020. Included in Ms. Smith’s All Other Compensation is $21,322 for the reimbursement of relocation expenses and $5,904 of the Company’s matching contributions to Ms. Smith’s contributions to her 401(k) retirement plan. Ms. Smith was separated from the Company on February 8, 2021.
(12)	Mr. Johnson served as our Executive Vice President of Worldwide Sales and Marketing from December 2011 to April 2020.

Narrative Disclosure to Summary Compensation Table

Roger Susi

In July 2019, we entered into an employment agreement with Roger Susi in connection with Mr. Susi’s appointment as Chief Technology Officer. The agreement provides for a base annual salary of $289,931, eligibility for annual bonuses with a targeted value of 75% of his then prevailing annual salary based upon discretion of the Board of Directors and overall profitability of the Company, and eligibility for standard employee benefits. Mr. Susi’s base annual salary under the employment agreement is currently $289,931. The agreement continues until terminated by us or by Mr. Susi in accordance with the terms of the agreement. If Mr. Susi is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to 12 months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Susi terminates his employment with us for good reason, we must pay him an amount equal to three times his then current annual salary. The employment agreement also contains non-solicitation, non-compete, and confidentiality provisions and an employee innovation and proprietary information assignment to us by Mr. Susi of any of his inventions or innovations. The Company did not enter into a separate agreement with Mr. Susi for the resumption of his role as Chief Executive Officer of the Company.

Leslie McDonnell

In July 2019, we entered into an employment agreement with Leslie McDonnell in connection with Ms. McDonnell’s appointment as President and Chief Executive Officer. The agreement provided for a base salary of $400,000 per year, with eligibility for an annual cash bonus targeted at 100% of her salary and an annual equity bonus targeted at $500,000 in restricted stock units, which amounts may be adjusted by the Board based on Ms. McDonnell’s performance against goals established by the Board. On her hire date, Ms. McDonnell received a grant of restricted stock units totaling $2,000,000 in value using the Company’s closing stock price on the day preceding her hire date. Ms. McDonnell’s restricted stock units were in accordance with the terms of our 2014 Equity Incentive Plan and were set to vest in four equal annual installments. Upon vesting, Ms. McDonnell would have received a number of shares of common stock equal to the number of restricted stock units that have vested. Also, on her hire date, Ms. McDonnell received a grant of stock options to purchase 50,000 shares of common stock in accordance with the terms of our 2014 Equity Incentive Plan. In addition, we paid certain relocation expenses for Ms. McDonnell.

In May 2020, Ms. McDonnell separated from the Company. In connection with Ms. McDonnell’s separation, on June 16, 2020, the Company and Ms. McDonnell entered into a Confidential Separation Agreement and General Release, pursuant to which Ms. McDonnell was entitled to certain severance benefits consistent with the terms of her employment agreement. Such severance benefits included: (i) a gross sum of $400,000 (minus applicable withholdings), which equaled twelve (12) months of Ms. McDonnell’s base salary, which was paid in a lump sum payment; (ii) a taxable lump sum payment in the amount equal to twelve (12) months of the employer portion of the insurance premiums in order to continue Ms. McDonnell’s health benefits under COBRA, increased to include an amount equal to the estimated federal income taxes that Ms. McDonnell would incur on account of the payment; and (iii) all unvested restricted stock unit awards and unvested and unexercised shares under Ms. McDonnell’s options to purchase shares of the Company’s common stock were accelerated and deemed vested as of May 28, 2020. In connection with the Separation Agreement, Ms. McDonnell also resigned from her position as a director, effective May 28, 2020.

Chris Scott

On July 8, 2021 (the “Effective Date”), we entered into the employment agreement with Mr. Scott, in connection with Mr. Scott’s appointment as Chief Financial and Operating Officer. The employment agreement provided for an annual salary of $360,000 per year and he is eligible for an annual cash bonus targeted at 60% of his salary and annual equity awards pursuant to the Company’s annual incentive plan, with a targeted value of $400,000, which may be adjusted based on Mr. Scott’s performance against goals established by the CEO and Board of Directors. After taking into account subsequent merit increases, Mr. Scott’s base annual salary under the employment agreement is currently $378,000. Upon the Effective Date of the employment agreement, Mr. Scott received a grant of restricted stock units totaling $150,000 in value using the Company’s closing stock price on the day preceding the Effective Date. Mr. Scott’s restricted stock are in accordance with the terms of the Company’s 2014 Equity Incentive Plan and will vest in four equal annual installments. Upon vesting, Mr. Scott will receive a number of shares of common stock equal to the number of restricted stock units that have vested. The employment agreement continues until terminated by us or by Mr. Scott in accordance with the terms of the employment agreement. If Mr. Scott is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to twelve months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Scott terminates his employment with us for good reason, we must pay him an amount equal to eighteen months base salary. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

Prior to his appointment as Chief Financial and Operating Officer, Mr. Scott served as the Company’s Chief Financial Officer since December 2013.

MaryBeth Smith

On February 8, 2021, Ms. Smith was separated from the Company effective immediately. Prior to this, on January 3, 2020, the Company entered into an employment agreement with Ms. Smith, in connection with Ms. Smith’s appointment as Vice President of Worldwide Sales (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Smith’s salary was $250,000 per year and she was eligible for an annual bonus of 50% of her salary, which amount may be adjusted based on the overall profitability of the Company and her individual performance. Upon her hire date, Ms. Smith received a grant of restricted stock units totaling $125,000 in value using the Company’s closing stock price on the day preceding her Hire Date. Ms. Smith’s restricted stock units were in accordance with the terms of the Company’s 2014 Equity Incentive Plan and were to vest in four equal annual installments. Upon vesting, Ms. Smith was to receive a number of shares of the Company’s common stock equal to the number of restricted stock units that vested. Prior to her separation from the Company, Ms. Smith’s Employment Agreement provided that it continue until terminated by us or by Ms. Smith in accordance with the terms of the Employment Agreement. Further, the Employment Agreement provided that in the event Ms. Smith is terminated by us without “cause” or she terminates her employment with us for “good reason,” each as defined under the Employment Agreement, the Employment Agreement required us to pay her an amount equal to twelve months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Ms. Smith terminated her employment with us for good reason, we would have been required to pay her an amount equal to twelve months base salary. The Employment Agreement also contained non-solicitation, non-compete and confidentiality provisions.

Brent Johnson

Mr. Johnson retired from the Company effective April 10, 2020. Prior to this, in December 2011, we entered into a written employment agreement with Mr. Johnson, in connection with his appointment as Executive Vice President of Worldwide Sales and Marketing. Prior to his retirement from the Company, Mr. Johnson’s employment agreement provided for a base annual salary of $175,000, with eligibility for merit increases to the base salary, annual bonuses and standard employee benefits. After taking into account subsequent merit increases, Mr. Johnson’s base annual salary under the employment agreement at the time of his retirement was $269,172.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning the outstanding equity awards for each named executive officer and director as of December 31, 2021.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Roger Susi	—	—	—	—	—		—

Chris Scott	—	—	—	—	4,143	(1)	191,448
	—	—	—	—	5,093	(1)	235,348
	—	—	—	—	4,143		191,448
	—	—	—	—	5,084		234,932
	—	—	—	—	5,094		235,394
	—	—	—	—	5,463		252,445
	—	—	—	—	1,575		72,781

Randy Waddell	—	—	—	—	1,294	(1)	59,796
	—	—	—	—	1,295		59,842
	—	—	—	—	3,710		171,439
	—	—	—	—	2,139		98,843
	—	—	—	—	1,530		70,701
	—	—	—	—	1,239		57,254
	—	—	—	—	443		20,471

Monty Allen	—	—	—	—	2,071		95,701
	—	—	—	—	2,037		94,130

Anthony Vuoto	—	—	—	—	2,071		95,701
	—	—	—	—	2,037		94,130

James Hawkins	9,441	—	1.48	12/31/2023	—		—
	10,000	—	9.84	12/15/2024	—		—
	10,000	—	7.10	9/29/2024	—		—
	—	—	—	—	2,071		95,701
	—	—	—	—	2,037		94,130

(1)	These awards represent performance-based restricted stock units that vest three years from the award date based on the achievement of certain performance criteria approved by the Compensation Committee. Based on the level of achievement of the performance criteria at the end of the respective three-year period, the number of shares earned can range from 0 percent to 200 percent. Therefore, the maximum number of shares that can be issued under these awards is 21,060.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table presents information as of December 31, 2021 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	189,059	(3)	$8.92	1,101,483
Equity compensation plans not approved by security holders	—		—	—
Total	189,059		$8.92	1,101,483

(1)	Represents stock options outstanding under the Company’s 2005 Incentive Stock Plan and the Company’s 2014 Equity Incentive Plan and restricted stock units and performance-based restricted stock units outstanding under the Company’s 2014 Equity Incentive Plan.
(2)	Represents shares available for issuance under the Company’s 2014 Equity Incentive Plan.
(3)	Consists of 39,576 stock options with a weighted average exercise price of $8.92, 131,182 restricted stock units and 18,301 performance-based restricted stock units.

Employee Benefit Plans

2005 Incentive Stock Plan

In connection with the merger agreement effecting the reincorporation of our Oklahoma entity into the newly formed Delaware corporation in April 2014, the Delaware corporation assumed all obligations associated with the Oklahoma corporation’s 2005 Incentive Stock Plan (the “2005 Plan”). The 2005 Plan was terminated as of the date of the merger and no new awards will be granted under the 2005 Plan. All outstanding stock options under the 2005 Plan were assumed and adopted, subject to the 1.75:1 conversion ratio of the merger, by the Company and continue, to the extent yet unexercised and unexpired, to be outstanding and governed by the 2005 Plan. Upon expiration of any outstanding options under the 2005 Plan, the corresponding number of shares of common stock reserved will be cancelled and will not be made available for issuance under our new plan described below. As of December 31, 2021, options to purchase a total of 9,441 shares of common stock were issued and outstanding under the 2005 Plan.

2014 Equity Incentive Plan

In April 2014, our Board adopted and the stockholders approved the IRADIMED CORPORATION 2014 Equity Incentive Plan (the “2014 Plan”). 1,000,000 shares of common stock were initially reserved for issuance under the 2014 Plan. In June 2020, the stockholders approved the Amended and Restated 2014 Equity Incentive Plan, which increased the number of shares available for the grant of awards from 1,000,000 to 2,000,000. Any shares covered by an award that are forfeited, expired, cancelled, settled in cash, settled by issuance of fewer shares than the amount underlying the award, or otherwise terminated without delivery of shares to the grantee, will be available for future grants under the 2014 Plan. The following types of awards are available for grant under the 2014 Plan: Incentive Stock Options (“ISOs”), non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other stock-based awards and cash awards. Unless earlier terminated by our Board, the authority to make grants under the 2014 Plan will terminate on April 14, 2024.

Eligibility to participate in the 2014 Plan is limited to such employees, officers, directors, consultants, and advisors of the Company, or of any affiliate, as our Board may determine and designate from time to time. The exercise price per share of an ISO or NSO (together, “Options”) will in no event be less than 100% of the fair market value per share of our stock underlying the award on the grant date. The grant price of a SAR will be fixed at the fair market value of a share of stock on the date of grant. Our Board determines when an Option or SAR will become exercisable and includes such information in the award agreement. Options and SARs will expire at such time as our Board determines; provided, however that no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Shareholder, not more than five years from the date of grant.

As of December 31, 2021, 131,182 restricted stock units, 18,301 performance-based restricted stock units and 30,135 options to purchase shares of common stock were issued and outstanding under the 2014 Plan.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

As permitted by the Delaware General Corporation Law, provisions in our charter and amended and restated bylaws limit or eliminate the personal liability of our directors.  Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our charter and amended and restated bylaws provide that:

•	we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions, including an exception for indemnification in connection with a proceeding (or counterclaim) initiated by such persons; and

•	we will advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

We maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and the insurance are necessary to attract and retain talented and experienced directors and officers.

Director Compensation

We compensate non-employee members of the Board. Directors who are also employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as our employees. Our non-employee directors receive annual cash retainers for service on our Board and committees of our Board as set forth in the table below.

Position	Amount
Base Board Fee	$35,000
Chair of Audit Committee	$15,000
Chair of Compensation Committee	$10,000
Member of Audit Committee	$5,000
Member of Compensation Committee	$7,500

Non-employee director fees are paid in arrears in four equal quarterly installments. The non-employee members of our Board are reimbursed for travel, lodging, and other reasonable expenses incurred in attending Board or committee meetings. Beginning April 1, 2022, the annual Base Board Fee increased from $35,000 to $50,000.

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our Board for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)	Total ($)
Anthony Vuoto	52,500	99,967	(2)	—	—	152,467
Monty Allen	55,000	99,967	(3)	—	—	154,967
James Hawkins	47,500	99,967	(4)	—	—	147,467

(1)	This amount reflects the aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Mr. Vuoto had an aggregate number of 4,108 stock awards outstanding as of December 31, 2021.
(3)	Mr. Allen had an aggregate number of 4,108 stock awards outstanding as of December 31, 2021.
(4)	Mr. Hawkins had an aggregate number of 4,108 stock awards outstanding as of December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described above in “Executive and Director Compensation,” the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end, and (iii) any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate families or persons sharing their household had or will have a direct or indirect material interest.

Lease of Property from CEO

In January 2014, we entered into a non-cancelable operating lease, commencing July 1, 2014, for our manufacturing and headquarters facility in Winter Springs, Florida owned by Susi, LLC, an entity controlled by our President, Chief Executive Officer, and Chairman of the Board, Roger Susi. Pursuant to the terms of our lease for this property, the monthly base rent is $34,133, adjusted annually for changes in the consumer price index. For the year ended December 31, 2021, the Company paid Susi, LLC $461,874 related to this lease. Under the terms of the lease, we are responsible for property taxes, insurance, and maintenance expenses. Prior to May 31, 2019, the expiration date of the initial lease term, and pursuant to the terms of the lease contract, we renewed the lease for an additional five years, resulting in a new lease expiration date of May 31, 2024. Unless advance written notice of termination is timely provided, the lease will automatically renew for one additional successive term of five years beginning in 2024, and thereafter, will be renewed for successive terms of one year each.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2022, certain information with respect to the beneficial ownership of our common stock by:

•	each of our current named executive officers;

•	each of our directors;

•	all of our directors and current named executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise noted, the address of each person or entity in the following table is c/o IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percentage
5% Stockholders
Renaissance Technologies, LLC(2)	693,312	5.5%
Nine Ten Capital Management, LLC(3)	730,659	5.8%
Directors and Named Executive Officers(1)
Roger Susi(4)	5,397,950	43.0%
Chris Scott	13,710	*
Randy Waddell	3,730	*
Monty Allen	20,000	*
Anthony Vuoto	15,121	*
James Hawkins(5)	41,490	*
All directors and named executive officers as a group (6 persons)	5,492,001	43.7%

* Indicates less than one percent.

(1)	Percentage of ownership is based on 12,560,656 shares of our common stock issued and outstanding as of March 31, 2022. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Renaissance Technologies, LLC reports sole voting power of 660,912 shares and sole dispositive power of 693,312 shares of our common stock as of December 31, 2021. This information is based on the Schedule 13G/A filed with the SEC on February 11, 2022.
(3)	Nine Ten Capital Management, LLC reports sole voting and sole dispositive power of 730,659 shares of our common stock as of December 31, 2021. This information is based on the Schedule 13G/A filed with the SEC on February 9, 2022.
(4)	Includes 672,950 shares of common stock held by the Roger E. Susi Revocable Trust, 2,362,500 shares of common stock held by the Matthew Susi 2008 Dynasty Trust, and 2,362,500 shares of common stock held by the Phillip Susi 2008 Dynasty Trust. Roger Susi is the settlor and trustee of the Roger E. Susi Revocable Trust. Roger Susi is the settlor of the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust, which are irrevocable, but for which Roger Susi holds rights as the settlor to substitute the assets of the trusts in certain circumstances. J. Richard Susi, the brother of Roger Susi, is the trustee for the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust.
(5)	Includes 20,000 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.

AUDIT COMMITTEE REPORT

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Our Audit Committee is composed of “independent” directors, as determined by our Board in accordance with NASDAQ and SEC standards. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found in the Governance section of the Investors page on our website, which is located at www.iradimed.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, relating to financial accounting and reporting, the evaluation and engagement of our independent registered public accountants, and assessing the adequacy of internal controls. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2021. In addition, the Audit Committee has discussed with RSM US LLP, our independent auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has met separately with management and with RSM US LLP. The Audit Committee has also received the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence.

Based on the review and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2023 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 31, 2022 (unless the date of the 2023 annual meeting of stockholders is not within thirty (30) days of June 10, 2023, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2023 annual meeting). Such proposal must also comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our proxy materials. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Our bylaws set forth the procedures a stockholder must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our proxy materials. In addition to other applicable requirements, for a stockholder to properly bring business before the 2023 annual meeting of stockholders, the stockholder must give notice thereof in proper written form, including all required information, to our Corporate Secretary at our corporate headquarters, no later than the close of business on the March 13, 2023, nor earlier than the close of business on February 13, 2023. For more information, and more detailed requirements, please refer to our Third Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-36534), filed with the SEC on September 19, 2018.

NO DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our holders of Common Stock are not entitled to dissenters’ rights with respect to any of the Proposals, and we will not independently provide such holders with any such right.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, two or more stockholders who share an address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials by e-mail will receive only one copy of the 2021 Annual Report and this Proxy Statement, unless we have received contrary instructions from one or more of the stockholders. Any stockholder of record at a shared address to which a single copy of the 2021 Annual Report and this Proxy Statement was delivered may request a separate copy of the 2021 Annual Report and this Proxy Statement. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 1025 Willa Springs Drive, Winter Springs, FL 32708 Attention: Chris Scott or telephoning us at (407) 677-8022.

FURNISHING ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2021 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to us at 1025 Willa Springs Drive, Winter Springs, FL 32708 Attention: Chris Scott.

ANNUAL MEETING PROXY MATERIALS; RESULTS

Copies of this Proxy Statement and proxy materials ancillary hereto may be found on our website at www.iradimed.com and at www.proxyvote.com. We intend to publish final results from the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge by visiting www.iradimed.com or visiting http://www.sec.gov.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Chris Scott
Chris Scott
Corporate Secretary
Dated: April 27, 2022

Winter Springs, Florida

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000565380_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Roger Susi 02) Monty Allen 03) Anthony Vuoto 04) James Hawkins IRADIMED CORPORATION 1025 WILLA SPRINGS DRIVE WINTER SPRINGS, FL 32708 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve the reappointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. 3. Approval of the non-binding advisory resolution on named executive officer compensation. The Board of Directors recommends you vote 1 YEAR on proposal 4. 1 year 2 years 3 years Abstain 4. Vote, on a non-binding advisory basis, on the frequency of future stockholder advisory votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000565380_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com IRADIMED CORPORATION Annual Meeting of Stockholders June 10, 2022 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Iradimed Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2022, and hereby appoint(s) Roger Susi, our Chairman of the Board and Chief Executive Officer, and Christopher Scott, our Chief Financial and Operating Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorize(s) either of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Iradimed Corporation to be held on June 10, 2022, at 10:00 am, local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" APPROVAL OF PROPOSALS 2 AND 3, AND "EVERY YEAR" FOR PROPOSAL 4, AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side